UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

MINN-DAK FARMERS COOPERATIVE

(Exact name of Registrant as specified in its charter)

North Dakota	33-94644	23-7222188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7525 Red River Road Wahpeton, North Dakota		58075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (701) 642-8411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Item 8.01	OTHER EVENTS

Minn-Dak Farmers Cooperative (the “Company”) has announced to its shareholders in a letter dated September 30, 2011 that the work necessary to complete the 2011 fiscal year audit continues, and that the Company currently estimates, based upon the best information available as of September 30, 2011, that: (1) the projected beet payment for the 2010 crop is 19.793327 cents per pound of extractable and bonus sugar ($58.10 per ton of average beets harvested); (2) the final projected payment for the 2010-crop will be 1.993259 cents per pound of extractable and bonus sugar($5.85 per ton of average beets harvested); and (3) there will be a declaration and allocation to shareholders of record for the 2010 -crop, non-qualified allocated patronage totaling $6,216,008 or $2.00 per ton of beets harvested. The final beet payment for the 2010 crop will not be determined until the Company’s annual financial statements are completed, audited and accepted by the Audit Committee of the Board of Directors in October and the Company files its Annual 10-K report to the Securities and Exchange Commission, and until then the estimated sugarbeet payment may be changed, modified or amended as additional information becomes available during the Company’s fiscal year end audit.

Any statements regarding future market prices, anticipated costs, agricultural results, operating results and other statements that are not historical facts contained in this 8-K report are forward-looking statements. The words "expect", "project", "estimate", "believe", "anticipate", "plan", "intend", "could", "may", "predict" and similar expressions are also intended to identify forward-looking statements. Such statements involve risks, uncertainties and assumptions, including, without limitation, market factors, the effect of weather and economic conditions, farm and trade policy, the available supply of sugar, available quantity and quality of sugarbeets and other factors detailed elsewhere in this and other Company filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

Dated: October 3, 2011	By	/S/ David H. Roche
David H. Roche
President and Chief Executive Officer